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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                    VOICESTREAM WIRELESS HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                       91-1983600
     (State or other jurisdiction of                         (I.R.S. employer
      incorporation or organization)                      identification number)


        3650 131ST AVENUE, S.E., BELLEVUE, WASHINGTON              98006
           (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
                 N/A                                         N/A

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-89735

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

        The information required by this item is incorporated by reference to the registrant's Registration Statement on Form S-4, as amended, (Registration No. 333-89735) (the "Registration Statement") under the headings: Certain Legal Information - Description of VoiceStream Holdings Capital Stock and Certain Legal Information - Comparison of Stockholder Rights.

Item 2. Exhibits.

        The information required by this item is incorporated by reference to Exhibits 3.1, 3.2, 10.26, 10.35, 10.36, 10.39, 10.40, 10.41, 10.48, 10.49, and
10.95 to the Registration Statement.

        In addition, the following documents are filed herewith:

        10.1 Investor Agreement dated as of September 17, 1999, by and among Sonera Ltd., VoiceStream Wireless Corporation and VoiceStream Wireless Holding Corporation.

        10.2 Stock Subscription Agreement by and among VoiceStream Wireless Holding Corporation and Sonera Ltd.

        10.3 Registration Rights Agreement dated as of September 17, 1999 between VoiceStream Wireless Holding Corporation, Sonera Corporation and Sonera Holding B.V.

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                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 23rd day of February, 2000.


                                        VOICESTREAM WIRELESS HOLDING CORPORATION

                                        By:    /s/ Alan R. Bender
                                           -------------------------------------
                                           Alan R. Bender
                                           Executive Vice President